Exhibit 10.6

Employee

Nonqualified Stock Option Agreement under

the Orthofix International N.V.

2012 Long-Term Incentive Plan

This Employee Nonqualified Stock Option Agreement (the “Agreement”) is made this __ day of _________ 20__ (the “Grant Date”) between Orthofix International N.V., a Curacao company (the “Company”), and the person signing this Agreement adjacent to the caption “Optionee” on the signature page hereof (the “Optionee”). Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Orthofix International N.V. 2012 Long-Term Incentive Plan (the “Plan”).

WHEREAS, pursuant to the Plan, the Company desires to afford the Optionee the opportunity to purchase shares of Stock (“Common Shares”) on the terms and conditions set forth herein;

NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1.           Grant of Option. Subject to the provisions of this Agreement and the Plan, the Company hereby grants to the Optionee the right and option (the “Option”) to purchase ________ Common Shares at an exercise price of $__.__ per share (the “Exercise Price”).

2.           Incorporation of Plan. The Optionee acknowledges receipt of the Plan, a copy of which is annexed hereto, and represents that he or she is familiar with its terms and provisions and hereby accepts this Option subject to all of the terms and provisions of the Plan and all interpretations, amendments, rules and regulations which may, from time to time, be promulgated and adopted pursuant to the Plan. The Plan is incorporated herein by reference. In the event of any conflict or inconsistency between the Plan and this Agreement, the Plan shall govern and this Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

3.           Non-Qualified Stock Option. The Option is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code and will be interpreted accordingly.

4.           Vesting. Subject to earlier termination in accordance with the Plan or this Agreement and the terms and conditions herein or therein, the Option shall vest and become exercisable with respect to 25% of the shares covered thereby on each of the first, second, third and fourth anniversaries of the Grant Date; provided, however, that the exercisability of any portion of the Option relating to a fractional share shall be deferred until such time, if any, that such portion can be exercised as a whole Common Share.

5.           Term. The Option shall expire and no longer be exercisable 10 years from the Grant Date, subject to earlier termination in accordance with the Plan or this Agreement.

6.           Termination of Service; Change in Control.

(a)         Certain Terminations of Service. If, prior to vesting, the Optionee’s Service is terminated for any reason other than (i) death, Disability, (iii) a Qualified Retirement occurring no less than six months after the Grant Date or (iv) a circumstance providing for accelerated vesting pursuant Section 6(d) hereof, the unvested portion of the Option shall be cancelled and revert back to the Company as of the date of such termination of Service, and the Optionee shall have no further right or interest therein unless the Committee in its sole discretion shall determine otherwise. In such event, the Optionee shall have the right, subject to the other terms and conditions set forth in this Agreement and the Plan, to exercise the Option, to the extent it has vested as of the date of such termination of Service, at any time within 3 months after the date of such termination of Service, subject to the earlier expiration of the Option as provided in Section 5 hereof. To the extent the vested portion of the Option is not exercised within such 3-month period, the Option shall be cancelled and revert back to the Company and the Optionee shall have no further right or interest therein.

(b)         Termination of Service for Death or Disability. If the Optionee’s Service terminates by reason of death or Disability, the Option shall automatically vest and become immediately exercisable in full as of the date of such termination of Service.  The Option shall remain exercisable by the Optionee (or any person entitled to do so) at any time within 18 months after the date of such termination of Service, subject to the earlier expiration of the Option as provided in Section 5 hereof. To the extent the Option is not exercised within such 18-month period, the Option shall be cancelled and revert back to the Company and the Optionee or any permitted transferee pursuant to Section 11, as applicable, shall have no further right or interest therein.

(c)         Termination of Service for Certain Qualified Retirements. If the Optionee’s Service terminates by reason of a Qualified Retirement occurring no less than six months after the Grant Date but prior to the second anniversary of the Grant Date, the Option shall automatically vest and become immediately exercisable as of the date of such termination of Service with respect to the aggregate number of Common Shares as to which the Option would have been vested as of such second anniversary of the Grant Date. If the Optionee’s Service terminates by reason of a Qualified Retirement after the second anniversary of the Grant Date but before the third anniversary of the Grant Date, the Option shall automatically vest and become immediately exercisable as of the date of such termination of Service with respect to the aggregate number of Common Shares as to which the Option would have been vested as of the third anniversary of the Grant Date. If the Optionee’s Service is terminated by reason of a Qualified Retirement after the third anniversary of the Grant Date but before the fourth anniversary of the Grant Date, the Option shall automatically vest and become immediately exercisable in full as of the date of such termination of Service. In each of the circumstances described in the preceding three sentences, the Option shall remain exercisable by the Optionee (or any person entitled to do so) at any time within 18 months after the date of such termination of Service, subject to the earlier expiration of the Option as provided in Section 5 hereof. To the extent the Option is not exercised within such 18-month period, the Option shall be cancelled and revert back to the Company and the Optionee or any permitted transferee pursuant to Section 11, as applicable, shall have no further right or interest therein.

(d)          Certain Additional Change in Control Circumstances. In the event that the Option is assumed or continued, or substituted for new common stock options or another equity-based Award of a successor entity, or parent or subsidiary thereof (with appropriate adjustments as to the number of shares and option exercise prices), in each case upon the consummation of any Change in Control, and the employment of Optionee with the Company or an Affiliate is terminated within 24 months following the consummation of such Change in Control by the employer without Cause or by the Optionee for Good Reason, the Option shall be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the 12-month period immediately following such termination (subject to the earlier expiration of the Option as provided in Section 5 hereof) or for such longer period as the Committee shall determine. (Nothing in the preceding sentence shall limit or alter the Optionee’s rights under Section 6(c) hereof in the event that Optionee instead terminates his or her Service by reason of a Qualified Retirement.) In the event a Change in Control occurs in which this Option is not being assumed, continued or substituted (as contemplated by the preceding sentence), the Option shall be treated in accordance with the default rules applicable under Section 17.3 of the Plan.

7.Effect of Severance Agreements Generally.  The Company and Optionee agree that notwithstanding anything herein to the contrary, the terms of a Severance Agreement expressly defining whether and in what manner (including upon termination of employment) the unvested portion of an Option shall vest, be exercisable or be cancelled shall control over the terms of this Agreement (including the vesting, exercise period, forfeiture and other provisions contained in Section 6 hereof), and shall not be disregarded with respect to the terms of this Award.

8.           Method of Exercising Option.

(a)         Notice of Exercise. Subject to the terms and conditions of this Agreement, the Option may be exercised by written or electronic notice to the Company, from the Optionee or a person who proves to the Company’s satisfaction that he or she is entitled to do so, stating the number of Common Shares in respect of which the Option is being exercised and specifying how such Common Shares should be registered (e.g., in Optionee’s name only or in Optionee’s and his or her spouse’s names as joint tenants with right of survivorship). Such notice shall be accompanied by payment of the Exercise Price for all Common Shares purchased pursuant to the exercise of such Option. The date of exercise of the Option shall be the later of (i) the date on which the Company receives the notice of exercise or (ii) the date on which the conditions set forth in Sections 8(b) and 8(e) are satisfied. Notwithstanding any other provision of this Agreement, the Optionee may not exercise the Option and no Common Shares will be issued by the Company with respect to any attempted exercise when such exercise is prohibited by law or any Company policy then in effect. The Option may not be exercised at any one time as to less than 100 shares (or such number of shares as to which the Option is then exercisable if less than 100). In no event shall the Option be exercisable for a fractional share.

(b)         Payment. Prior to the issuance of the Common Shares pursuant to Section 8(e) hereof in respect of which all or a portion of the Option shall have been exercised, the Optionee shall have paid to the Company the Exercise Price for all Common Shares purchased pursuant to the exercise of such Option. Payment may be made by personal check, bank draft or postal or express money order (such modes of payment are collectively referred to as “cash”) payable to the order of the Company in U.S. dollars. Payment may also be made in mature Common Shares owned by the Optionee, or in any combination of cash or such mature shares as the Committee in its sole discretion may approve. The Company may also permit the Optionee to pay for such Common Shares by directing the Company to withhold Common Shares that would otherwise be received by the Optionee, pursuant to such rules as the Committee may establish from time to time. In the discretion of the Committee, and in accordance with rules and procedures established by the Committee, the Optionee may be permitted to make a “cashless” exercise of all or a portion of the Option.

(c)         Shareholder Rights. The Optionee shall have no rights as a shareholder with respect to any Common Shares issuable upon exercise of the Option until the Optionee shall become the holder of record thereof, and no adjustment shall be made for dividends or distributions or other rights in respect of any Common Shares for which the record date is prior to the date upon which the Optionee shall become the holder of record thereof.

(d)         Limitation on Exercise. The Option shall not be exercisable unless the offer and sale of Common Shares pursuant thereto has been registered under the Securities Act of 1933, as amended (the “1933 Act”), and qualified under applicable state “blue sky” laws or the Company has determined that an exemption from registration under the 1933 Act and from qualification under such state “blue sky” laws is available.

(e)         Issuance of Common Shares. The issuance of all Common Stock purchased pursuant to the exercise of this Option shall be evidenced in such a manner as the Company, in its discretion, will deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates.

9.           Adjustment of and Changes in Common Shares. In the event of any merger, consolidation, recapitalization, reclassification, stock dividend, extraordinary dividend, or other event or change in corporate structure affecting the Common Shares, the Committee shall make such adjustments, if any, as it deems appropriate in the number and class of shares subject to, and the exercise price of, the Option. The foregoing adjustments shall be determined by the Committee in its sole discretion.

10.         Tax Withholding. The Company shall have the right, prior to the issuance of any Common Shares upon full or partial exercise of the Option (whether by the Optionee or any person entitled to do so), to require the Optionee to remit to the Company any amount sufficient to satisfy any minimum applicable and required tax withholding requirements The Company may permit the Optionee to satisfy, in whole or in part, such obligation to remit taxes, by directing the Company to withhold Common Shares that would otherwise be received by the Optionee, pursuant to such rules as the Committee may establish from time to time. The Company shall also have the right to deduct from all cash payments made pursuant to, or in connection with, the Option, the minimum federal, state or local taxes required to be withheld with respect to such payments.

11.         Transfers. Except as provided in this Section 11, during Optionee’s lifetime, only Optionee (or in the event of Optionee’s legal incapacity or incompetency, his or her guardian or legal representative) may exercise the Option, and the Option shall not be assignable or transferable by Optionee, other than by designation of beneficiary, will or the laws of descent and distribution.  Optionee may transfer all or part of this Option, not for value, to any Family Member, provided that Optionee provides prior written notice to the Company, of such transfer.  For the purpose of this section, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights, or (iii) a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or Optionee) in exchange for an interest in such entity.  Subsequent transfers of transferred portions of the Option are prohibited except to Optionee’s Family Members in accordance with this Section 11 or by will or the laws of descent and distribution.  In the event of Optionee’s termination of service, this Agreement shall continue to be applied with respect to Optionee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified herein.

12.         Prohibition on Repricing.  The Agreement may not be amended to (a) reduce the Exercise Price of the Option granted hereunder, nor (b) cancel or replace the Option hereunder with an Option having a lower exercise price.

13.         Miscellaneous Provisions.

(a)         Notices. Any notice required by the terms of this Agreement shall be delivered or made electronically, over the Internet or otherwise (with request for assurance of receipt in a manner typical with respect to communications of that type), or given in writing.  Any notice given in writing shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid, and shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she has most recently provided to the Company.   Any notice given electronically shall be deemed effective on the date of transmission.

(b)         Headings. The headings of sections and subsections are included solely for convenience of reference and shall not affect the meaning of the provisions of this Agreement.

(c)         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

(d)         Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof. They supersede all other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.  In the event the Optionee has a Severance Agreement, any conflicts or ambiguities shall be resolved first by reference to the Severance Agreement, then to the Plan, and finally to this Agreement.

(e)         Amendments. The Board and the Committee shall have the power to alter or amend the terms of the Option as set forth herein from time to time, in any manner consistent with the provisions of Sections 5.3 and 18.10 of the Plan, and any alteration or amendment of the terms of the Option by the Board or the Committee shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person. The Committee shall give notice to the Optionee of any such alteration or amendment as promptly as practicable after the adoption thereof. The foregoing shall not restrict the ability of the Optionee and the Board or the Committee by mutual written consent to alter or amend the terms of the Option in any manner which is consistent with the Plan.

(f)          Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto and may only be amended by written agreement of the parties hereto.

(g)         Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to the choice of law provisions thereof.

(h)         No Employment or Other Rights. This Option grant does not confer upon the Optionee any right to be continued in the employment of, or otherwise provide Services to, the Company or any Subsidiary or other affiliate thereof, or interfere with or limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate such Optionee’s employment at any time. For purposes of this Agreement only, the term “employment” shall include circumstances under which Optionee provides consulting or other Services to the Company or any of its Subsidiaries as an independent contractor, but such Optionee is not, nor shall be considered, an employee; provided, however, nothing in this Section 13(h) or this Agreement shall create an employment relationship between such person and the Company or its applicable Subsidiary, as the usages described in this Section are for convenience only.

14.         Definitions. For purposes of this Agreement, the following capitalized words shall have the meanings set forth below.

“Severance Agreement” shall mean a written change in control and severance agreement between the Optionee and the Company.

“Good Reason” shall mean the Optionee voluntarily terminating his or her employment, following a Change in Control, after the occurrence of any of the following circumstances (in each case, after notice by the Optionee to employer of the circumstance, and failure by the employer to cure and eliminate such circumstance within 15 calendar days of such notice:  (i) a requirement that the Optionee work principally from a location that is more than fifty (50) miles from his or her principal place of employment immediately prior to such Change in Control, or (ii) a ten percent or greater reduction in Optionee’s Total Compensation from the amount of such Total Compensation immediately prior to such Change in Control.

“Qualified Retirement” shall mean a retirement from Service by the Optionee in which, at the time of such retirement, the sum of the Optionee’s age and aggregate 12-month completed periods of Service (whether or not such completed 12-month periods are consecutive), in each case without giving credit for any partial years, equals or exceeds 75.

“Total Compensation” shall mean aggregate of base salary, target bonus opportunity, employee benefits (retirement plan, welfare plans, and fringe benefits), and grant date fair value of equity-based compensation, but excluding for the avoidance of doubt any reductions caused by the failure to achieve performance targets) taken as a whole.

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EXECUTED as of the date first written above.

COMPANY:	ORTHOFIX INTERNATIONAL N.V.

By:
Name:
Title:

OPTIONEE:
By:
Name:
Title: